CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Form S-8 of our report on the financial statements included in the annual report on Form 11-K of Union Bankshares, Ltd. Profit Sharing 401(k) Plan for the year ended December 31, 1998.


                                        /s/ Baird, Kurtz & Dobson



Denver, Colorado
December 2, 1999